Exhibit 3.1
INLAND REAL ESTATE CORPORATION
FIFTH ARTICLES OF AMENDMENT AND RESTATEMENT
To State Department of Assessments and Taxation, State of Maryland:

Pursuant to the provisions of Section 2-609 of the Maryland General Corporation Law, Inland Real Estate Corporation, a Maryland corporation (the “Company”), hereby certifies that:
FIRST:        The Company desires to amend and restate its charter as currently in effect and hereinafter amended.
SECOND:    The following provisions set forth in these Fifth Articles of Amendment and Restatement are all the provisions of the charter of the Company as currently in effect and as hereinafter amended:

Article I
NAME
The name of the corporation is: Inland Real Estate Corporation.
Article II
PURPOSE
The purposes for which the Company is formed are to engage in any lawful act or activity (including, without limitation or obligation, qualifying as a real estate investment trust (a “REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, or any successor statute (the “Code”)) for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force.
Article III
PRINCIPAL OFFICE IN STATE AND RESIDENT AGENT
The post office address of the principal office of the Company in the State of Maryland is c/o The Corporation Trust Incorporated, 351 West Camden Street, Baltimore, Maryland 21201. The name of the resident agent of the Company in the State of Maryland is The Corporation Trust Incorporated at 351 West Camden Street, Baltimore, Maryland 21201. The resident agent is a corporation located in the State of Maryland.
Article IV
DEFINITIONS
For the purposes of these Articles, the following terms shall have the following meanings:
“ARTICLES” means the charter of the Company.
“DIRECTOR” means a director of the Company.
“EQUITY STOCK” shall mean shares of stock of the Company, including Common Stock or Preferred Stock.
“Market Price” means the last reported sales price reported on the NYSE of the Equity Stock on the trading day immediately preceding the relevant date, or if the Equity Stock is not then traded on the NYSE, the last reported sales price of the Equity Stock on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over which the Equity Stock may be traded, or if the Equity Stock is not then traded over any exchange or quotation system, then the market price of the Equity Stock on the relevant date as determined in good faith by the Board of Directors of the Corporation.
“MGCL” means the Maryland General Corporation Law, as amended from time to time, or any successor statute.
“NYSE” means the New York Stock Exchange.
“Person” means any individual, corporation, partnership, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company, limited liability company, any other legal or commercial entity, a group as that term is used for purposes of Section 13(d)(3) of the Exchange Act or a group to which an Excepted Holder Limit applies.
Article V
STOCK
Section 1.Authorized Shares. The total number of shares of stock which the Company has authority to issue is 512,000,000 shares, of which 500,000,000 are shares of common stock, $0.01 par value per share (“Common Stock”), and 12,000,000 are shares of preferred stock, $0.01 par value per share (“Preferred Stock”). The aggregate par value of the shares of authorized Common Stock and Preferred Stock is $5,000,000 and $120,000, respectively. The Board of Directors of the Company may classify or reclassify any unissued stock from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, or terms or conditions of redemption of the stock. If shares of one class of stock are classified or reclassified into shares of another class of stock pursuant to these Articles, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of stock of all classes that the Company has authority to issue shall not be more than the total number of shares of stock set forth in the first sentence of this paragraph.
Section 2.Liquidation. Subject to any preferential rights in favor of any class of Preferred Stock, upon liquidation or dissolution of the Company, each issued and outstanding share of Common Stock shall be entitled to participate pro rata in the assets of the Company remaining after payment of, or adequate provision for, all known debts and liabilities of the Company.
Section 3.Common Stock. Subject to the provisions of Article VII regarding Excess Stock (as such term is defined therein) and except as otherwise provided in these Articles, each issued and outstanding share of Common Stock shall entitle the holder thereof to one vote on all matters presented for a vote of stockholders.
Section 4.Preferred Stock. Shares of Preferred Stock may be issued, from time to time, in one or more classes or series, as authorized by the Board of Directors. Prior to issuance of shares of each class or series, the Board of Directors by resolution shall: (a) designate that class or series to distinguish it from all other series and classes of stock of the Company; (b) specify the number of shares to be included in the class or series; and (c) subject to the provisions of Article VII regarding Excess Stock, set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption. Subject to the express terms of any other class or series of Preferred Stock outstanding at the time and notwithstanding any other provision of these Articles, the Board of Directors may increase or decrease the number of shares of, alter the designation of or classify or reclassify any unissued shares of any class or series of Preferred Stock by setting or changing, in any one or more respects from time to time before issuing the shares, subject to the provisions of Article

VII regarding Excess Stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the shares of any class or series of Preferred Stock.
Section 5. 8.125% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share
(a)Designation and Number. A series of Preferred Stock, designated the “8.125% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share” (the “Series A Preferred Stock”), is hereby established. The number of authorized shares of Series A Preferred Stock shall be 4,400,000.
(b)Relative Seniority. The Series A Preferred Stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company, rank (a) senior to all classes or series of Common Stock and to all equity securities the terms of which provide that such equity securities shall rank junior to the Series A Preferred Stock; (b) on a parity with all equity securities issued by the Company, other than those equity securities referred to in clauses (a) and (c), and (c) junior to all equity securities issued by the Company which rank senior to the Series A Preferred Stock and which were issued in accordance with the terms of Article V, Section 5(g)(iv) hereof. The term “equity securities” shall not include convertible debt securities prior to the time of conversion.
(c)Dividends.
(i)Holders of Series A Preferred Stock shall be entitled to receive, when and as authorized by the Board and declared by the Company, out of funds legally available for the payment of dividends, cumulative preferential cash dividends at the rate of eight and one-eighth percent (8.125%) per annum of the twenty-five dollars ($25.00) per share liquidation preference of the Series A Preferred Stock (equivalent to a fixed annual amount of approximately $2.0313 per share). Dividends on the Series A Preferred Stock shall accumulate on a daily basis and be cumulative from, and including, the first date of issuance of any shares of Series A Preferred Stock or the immediately preceding Dividend Payment Date, as the case may be, to, but not including, the next succeeding Dividend Payment Date or redemption date, as applicable. Such dividends shall be payable monthly in equal amounts in arrears on the fifteenth day of each month, beginning on November 15, 2011 (each such day being hereinafter called a “Dividend Payment Date”); provided that if any Dividend Payment Date is not a Business Day (as hereinafter defined), then the dividend which would otherwise have been payable on such Dividend Payment Date may be paid on the next succeeding Business Day with the same force and effect as if paid on such Dividend Payment Date, and no interest or additional dividends or other sums shall accrue on the amount so payable from such Dividend Payment Date to such next succeeding Business Day. Any dividend payable on the Series A Preferred Stock for any partial dividend period shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends shall be payable to holders of record as they appear in the stock records of the Company at the close of business on the applicable record date, which shall be the first day of the calendar month in which the applicable Dividend Payment Date falls or such other date designated by the Board for the payment of dividends that is not more than 30 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”).
(ii)No dividends on the Series A Preferred Stock shall be authorized by the Board or declared by the Company or paid or set apart for payment by the Company at such time as the terms and provisions of any agreement of the Company, including any agreement relating to its indebtedness, prohibits such authorization, declaration, payment or setting apart for payment or provides that such authorization, declaration, payment or setting apart for payment would constitute a breach thereof, or a default thereunder, or if such authorization, declaration payment or setting apart for payment shall be restricted or prohibited by law.

(iii)Notwithstanding anything to the contrary contained herein, dividends on the Series A Preferred Stock shall accumulate whether or not the restrictions referred to in Article V, Section 5(c)(ii) exist, whether or not the Company has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are authorized or declared. No interest, or sum of money in lieu of interest, shall be payable in respect of any accumulated and unpaid dividends on the Series A Preferred Stock.
(iv)So long as any shares of Series A Preferred Stock are outstanding, no dividends (other than in Common Stock or other equity securities of the Company ranking junior to the Series A Preferred Stock as to dividends or upon liquidation) shall be declared by the Company or paid or set apart for payment on any equity securities of the Company of any other class or series ranking, as to dividends or upon liquidation, on a parity with or junior to the Series A Preferred Stock unless full cumulative dividends have been or contemporaneously are authorized by the Board and declared by the Company on the Series A Preferred Stock for all past dividend periods and the then current dividend period. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series A Preferred Stock and all other equity securities ranking on a parity, as to dividends or upon liquidation, with the Series A Preferred Stock, all dividends authorized and declared, paid or set apart for payment upon the Series A Preferred Stock and all other equity securities ranking on a parity, as to dividends or upon liquidation, with the Series A Preferred Stock shall be authorized and declared and paid pro rata or authorized and declared and set apart for payment pro rata so that the amount of dividends authorized and declared per share of Series A Preferred Stock and each such other equity security shall in all cases bear to each other the same ratio that accumulated dividends per share of Series A Preferred Stock and other equity security (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such equity securities do not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any accumulated and unpaid dividends on the Series A Preferred Stock.
(v)Except as provided in Article V, Section 5(c)(iv), unless full cumulative dividends on the Series A Preferred Stock have been or contemporaneously are authorized by the Board and declared by the Company for all past dividend periods and the then current dividend period, no dividends (other than in Common Stock or other equity securities of the Company ranking junior to the Series A Preferred Stock as to dividends or upon liquidation) shall be declared by the Company or paid or set apart for payment, nor shall any other distribution be declared or made, upon the Common Stock or any other equity securities of the Company ranking junior to or on a parity with the Series A Preferred Stock as to dividends or upon liquidation, nor shall any shares of Common Stock or any other equity securities of the Company ranking junior to or on a parity with the Series A Preferred Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired directly or indirectly for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such equity securities) by the Company (except by conversion into or exchange for other equity securities of the Company ranking junior to the Series A Preferred Stock as to dividends or upon liquidation, by redemption, purchase or acquisition of equity securities under incentive, benefit or stock purchase plans of the Company for officers, Directors or employees or others performing or providing similar services, or by other redemption, purchase or acquisition of such equity securities for the purpose of preserving the Company's status or qualification as a REIT for U.S. federal income tax purposes).
(vi)If, for any taxable year, the Company elects to designate as “capital gain dividends” (as defined in Section 857 of the Code) any portion (the “Capital Gains Amount”) of the dividends (as determined for U.S. federal income tax purposes) paid or made available for the year to holders of all classes of stock (the “Total Dividends”), then the portion of the Capital Gains Amount that shall be allocable to the holders of Series A Preferred Stock shall be the amount that the total dividends (as determined for U.S. federal income tax purposes) paid or made available to the holders of Series A Preferred Stock for the year bears to the Total Dividends. The Company may elect to retain and pay income tax on its net long-term capital gains. In such a case, the holders of Series A Preferred Stock would include in income their appropriate share of the Company's undistributed long-term capital gains, as designated by the Company.
(vii)Holders of Series A Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or shares, in excess of full cumulative dividends on the Series A Preferred Stock as described above. Any dividend payment made on the Series A Preferred Stock shall first be credited against the earliest accumulated but unpaid dividend due with respect to such shares which remains payable.
(viii)In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of the Company's equity securities is permitted under Maryland law, no effect shall be given to amounts that would be needed, if the Company were to be dissolved at the time of the dividend, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to those receiving the dividend.
(ix)“Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.
(d)Liquidation Rights.
(i)In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company (referred to herein sometimes as a “liquidation”), the holders of Series A Preferred Stock then outstanding shall be entitled to be paid, or have the Company declare and set apart for payment, out of the assets of the Company legally available for distribution to stockholders (after payment or provision for payment of all debts and other liabilities of the Company), a liquidation preference in cash of twenty-five dollars ($25.00) per share of Series A Preferred Stock, plus an amount equal to all accumulated and unpaid dividends to, but not including, the date of payment (the “Liquidation Preference”), before any distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Company is made to holders of Common Stock or any other equity securities of the Company that rank junior to the Series A Preferred Stock upon liquidation.
(ii)If, upon any such voluntary or involuntary liquidation, dissolution or winding up of the Company, the assets of the Company are insufficient to pay the full amount of the Liquidation Preference to holders of Series A Preferred Stock and the corresponding amounts payable on all shares of other classes or series of equity securities of the Company ranking on a parity with the Series A Preferred Stock upon liquidation, then the holders of Series A Preferred Stock and all other such classes or series of equity securities shall share ratably in any such distribution of assets in proportion to the full liquidating dividends to which they would otherwise be respectively entitled.
(iii)Written notice of the effective date of any such liquidation, dissolution or winding up of the Company, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of Series A Preferred Stock at the address of such holder as the same shall appear on the stock transfer records of the Company.

(iv)After payment of the full amount of the Liquidation Preference to which they are entitled, the holders of Series A Preferred Stock will have no right or claim to any of the remaining assets of the Company.
(v)None of a consolidation or merger of the Company with or into another entity, a merger of another entity with or into the Company, a statutory share exchange by the Company or a sale, lease, transfer or conveyance of all or substantially all of the Company's assets or business shall be considered a liquidation, dissolution or winding up of the Company.
(e)Optional Redemption.
(i)Except as described in Article V, Section 5(f) below and this Article V, Section 5(e), the shares of Series A Preferred Stock are not redeemable prior to October 6, 2016. To ensure that the Company remains qualified as a REIT for U.S. federal income tax purposes, however, the Series A Preferred Stock shall be subject to the provisions of Article V, Section 5(j) of these Articles pursuant to which shares of Series A Preferred Stock Series A Beneficially Owned (as defined in Article V, Section 5(j) of these Articles) by a Series A Person, within the meaning of Article V, Section 5(j) of these Articles, in excess of the Series A Ownership Limit (as defined in Article V, Section 5(j) of these Articles) shall be automatically transferred to a Series A Trust (as defined in Article V, Section 5(j) of these Articles) for the benefit of a Series A Beneficiary (as defined in Article V, Section 5(j) of these Articles) and the Company shall have the right to purchase such shares, as provided in Article V, Section 5(j) of these Articles. On and after October 6, 2016, the Company, at its option, upon giving notice as provided below, may redeem the shares of Series A Preferred Stock, in whole or from time to time in part, for cash, at a redemption price of twenty-five dollars ($25.00) per share, plus all accumulated and unpaid dividends on such shares of Series A Preferred Stock to, but not including, the date of such redemption (the “Optional Redemption Right”).
(ii)If fewer than all of the outstanding shares of Series A Preferred Stock are to be redeemed pursuant to the Optional Redemption Right, the shares to be redeemed may be selected pro rata (as nearly as practicable without creating fractional shares) or by lot or in such other equitable method determined by the Company. If such redemption is to be by lot and, as a result of such redemption, any Series A Person would become a Series A Beneficial Owner of shares of Series A Preferred Stock in excess of the Series A Ownership Limit because such shares of Series A Preferred Stock were not redeemed, or were only redeemed in part then, except as otherwise provided in these Articles, the Company will redeem the requisite number of such shares of Series A Preferred Stock such that no Series A Person will Series A Beneficially Own in excess of the Series A Ownership Limit subsequent to such redemption.
(iii)Notwithstanding anything to the contrary contained herein, unless full cumulative dividends on all shares of Series A Preferred Stock shall have been or contemporaneously are declared and paid or authorized and declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, no shares of Series A Preferred Stock shall be redeemed unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed; provided, however, that the foregoing shall not prevent the redemption or purchase by the Company of shares of Series A Preferred Stock pursuant to Article V, Section 5(j) of these Articles or otherwise in order to ensure that the Company remains qualified as a REIT for U.S. federal income tax purposes or the purchase or acquisition of shares of Series A Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all shares of Series A Preferred Stock. In addition, unless full cumulative dividends on all shares of Series A Preferred Stock have been or contemporaneously are authorized and declared and paid or authorized and declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, the Company shall not purchase or otherwise acquire directly or indirectly for any consideration, nor shall any monies be paid to or be made available for a sinking fund for the redemption of, any shares of Series A Preferred Stock (except by conversion into or exchange for equity securities of the Company ranking junior to the Series A Preferred Stock as to dividends or upon liquidation); provided, however, that the foregoing shall not prevent any purchase or acquisition of shares of Series A Preferred Stock for the purpose of preserving the Company's status or qualification as a REIT or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred Stock.
(iv)Immediately prior to or upon any redemption of shares of Series A Preferred Stock, the Company shall pay, in cash, any accumulated and unpaid dividends to, but not including, the redemption date, unless a redemption date falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case each holder of Series A Preferred Stock at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date (including any accumulated and unpaid dividends for prior periods) notwithstanding the redemption of such shares before such Dividend Payment Date. Except as provided above, the Company will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series A Preferred Stock for which a notice of redemption has been given.
(v)The following provisions set forth the procedures for redemption pursuant to the Optional Redemption Right:
(A)Notice of redemption will be given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the redemption date. A similar notice will be mailed by the Company, postage prepaid, no less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the shares of Series A Preferred Stock to be redeemed at their respective addresses as they appear on the stock transfer records of the Company. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series A Preferred Stock except as to the holder to whom notice was defective or not given.
(B)In addition to any information required by law or by the applicable rules of any exchange upon which the Series A Preferred Stock may be listed or admitted to trading, such notice shall state: (1) the redemption date; (2) the redemption price; (3) the number of shares of Series A Preferred Stock to be redeemed; (4) the place or places where the certificates, to the extent the shares of Series A Preferred Stock are certificated, for shares of Series A Preferred Stock are to be surrendered (if so required in the notice) for payment of the redemption price; and (5) that dividends on shares of Series A Preferred Stock to be redeemed will cease to accumulate on such redemption date. If fewer than all of the shares of Series A Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series A Preferred Stock held by such holder to be redeemed.
(C)If the Company shall so require and the notice shall so state, on or after the redemption date, each holder of shares of Series A Preferred Stock to be redeemed shall present and surrender the certificates representing his or her shares of Series A Preferred Stock, to the extent such shares are certificated, to the Company at the place designated in the notice of redemption and thereupon the redemption price of such shares (including all accumulated and unpaid dividends to, but not including, the redemption date) shall be paid to or on the order of the person whose name appears on such certificate representing the shares of Series A Preferred Stock as the owner thereof and each surrendered certificate shall be canceled. If fewer than all of the shares represented by any such certificate representing shares of Series A Preferred Stock are to be redeemed, a new certificate shall be issued representing the unredeemed shares. In the event that the shares of Series A Preferred Stock to be redeemed are uncertificated, such shares shall be redeemed in accordance with the notice and the applicable procedures of any depository and no further action on the part of the holders of such shares shall be required.
(D)From and after the redemption date (unless the Company defaults in payment of the redemption price), all dividends on the shares of Series A Preferred Stock designated for redemption in such notice shall cease to accumulate and all rights of the holders thereof, except the right to receive the redemption price thereof (including all accumulated and unpaid dividends to, but not including, the redemption date), shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Company) on the Company's stock transfer records, and such shares shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Company, prior to a redemption date, may irrevocably deposit the redemption price (including accumulated and unpaid dividends to, but not including, the redemption date) of the shares of Series A Preferred Stock so called for redemption in trust for the holders thereof with a bank or trust company, in which case the redemption notice to holders of the shares of Series A Preferred Stock to be redeemed shall (1) state the date of such deposit, (2) specify the office of such bank or trust company as the place of payment of the redemption price and (3) require such holders to surrender the certificates representing such shares, to the extent such shares are certificated, at such place on or about the date fixed in such redemption notice (which may not be later than the redemption date) against payment of the redemption price (including all accumulated and unpaid dividends to, but not including, the redemption date). Any monies so deposited which remain unclaimed by the holders of Series A Preferred Stock at the end of two years after the redemption date shall be returned by such bank or trust company to the Company.
(vi)Subject to applicable law and the limitation on purchases when dividends on the Series A Preferred Stock are in arrears, the Company may, at any time and from time to time, purchase any shares of Series A Preferred Stock in the open market, by tender or by private agreement.
(vii)Any shares of Series A Preferred Stock that shall at any time have been redeemed or otherwise acquired shall, after such redemption or acquisition, have the status of authorized but unissued Preferred Stock, without designation as to series until such shares are once more classified and designated as part of a particular series by the Board.
(f)Special Optional Redemption by the Company.
(i)Upon the occurrence of a Change of Control (as defined below), the Company will have the option upon written notice mailed by the Company, postage pre-paid, no less than 30 nor more than 60 days prior to the redemption date and addressed to the holders of record of the shares of Series A Preferred Stock to be redeemed at their respective addresses as they appear on the stock transfer records of the Company, to redeem the shares of Series A Preferred Stock, for cash, in whole or in part within 120 days after the first date on which such Change of Control occurred, at twenty-five dollars ($25.00) per share plus accumulated and unpaid dividends, if any, to, but not including, the redemption date (“Special Optional Redemption Right”). No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series

A Preferred Stock except as to the holder to whom notice was defective or not given. If, prior to the Change of Control Conversion Date (as defined below), the Company has provided or provides notice of redemption with respect to the Series A Preferred Stock (whether pursuant to the Optional Redemption Right or the Special Optional Redemption Right), the holders of Series A Preferred Stock will not have the conversion right described below in Article V, Section 5(i).
A “Change of Control” is when, after the first date of issuance of any shares of Series A Preferred Stock, the following have occurred and are continuing:
(A)the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of the Company entitling that person to exercise more than 50% of the total voting power of all shares of the Company entitled to vote generally in elections of Directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), and
(B)following the closing of any transaction referred to in (A) above, neither the Company nor the acquiring or surviving entity has a class of common securities (or their equivalent, including American Depositary Receipts representing such securities) listed on the NYSE, the NYSE Amex Equities (the “NYSE Amex”), or the NASDAQ Stock Market (“NASDAQ”), or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE Amex or NASDAQ.
(ii)In addition to any information required by law or by the applicable rules of any exchange upon which the Series A Preferred Stock may be listed or admitted to trading, such notice shall state: (A) the redemption date; (B) the redemption price; (C) the number of shares of Series A Preferred Stock to be redeemed; (D) the place or places where the certificates for the shares of Series A Preferred Stock, to the extent shares of Series A Preferred Stock are certificated, are to be surrendered (if so required in the notice) for payment of the redemption price; (E) that the shares of Series A Preferred Stock are being redeemed pursuant to the Special Optional Redemption Right in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control; (F) that holders of the shares of Series A Preferred Stock to which the notice relates will not be able to tender such shares of Series A Preferred Stock for conversion in connection with the Change of Control and each share of Series A Preferred Stock tendered for conversion that is selected, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related redemption date instead of converted on the Change of Control Conversion Date and (G) that dividends on the shares of Series A Preferred Stock to be redeemed will cease to accumulate on such redemption date. If fewer than all of the shares of Series A Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series A Preferred Stock held by such holder to be redeemed.
If fewer than all of the outstanding shares of Series A Preferred Stock are to be redeemed pursuant to the Special Optional Redemption Right, the shares to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional shares) or by lot or in such other equitable method prescribed by the Company. If such redemption is to be by lot and, as a result of such redemption, any Series A Person would become a Series A Beneficial Owner of shares of Series A Preferred Stock in excess of the Series A Ownership Limit because such shares of Series A Preferred Stock were not redeemed, or were only redeemed in part then, except as otherwise provided in these Articles, the Company shall redeem the requisite number of such shares of Series A Preferred Stock such that no Series A Person will Series A Beneficially Own in excess of the Series A Ownership Limit subsequent to such redemption.
(iii)Notwithstanding anything to the contrary contained herein, unless full cumulative dividends on all shares of Series A Preferred Stock shall have been or contemporaneously are authorized and declared and paid or authorized and declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, no shares of Series A Preferred Stock shall be redeemed unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase by the Company of shares of Series A Preferred Stock pursuant to Article V, Section 5(j) of these Articles or otherwise in order to ensure that the Company remains qualified as a REIT for U.S. federal income tax purposes or the purchase or acquisition of shares of Series A Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all shares of Series A Preferred Stock. In addition, unless full cumulative dividends on all shares of Series A Preferred Stock have been or contemporaneously are authorized and declared and paid or authorized and declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, the Company shall not purchase or otherwise acquire directly or indirectly for any consideration, nor shall any monies be paid to or be made available for a sinking fund for the redemption of, any shares of Series A Preferred Stock (except by conversion into or exchange for equity securities of the Company ranking junior to the Series A Preferred Stock as to dividends or upon liquidation); provided, however, that the foregoing shall not prevent any purchase or acquisition of shares of Series A Preferred Stock for the purpose of preserving the Company's status or qualification as a REIT for U.S. federal income tax purposes or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred Stock.
(iv)Immediately prior to any redemption of shares of Series A Preferred Stock pursuant to the Special Optional Redemption Right, the Company shall pay, in cash, any accumulated and unpaid dividends to, but not including, the redemption date, unless a redemption date falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case each holder of shares of Series A Preferred Stock at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date (including any accumulated and unpaid dividends for prior periods) notwithstanding the redemption of such shares before such Dividend Payment Date. Except as provided above, the Company will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of Series A Preferred Stock for which a notice of redemption has been given.
(v)If the Company shall so require and the notice shall so state, on or after the redemption date, each holder of shares of Series A Preferred Stock to be redeemed shall present and surrender the certificates representing his or her shares of Series A Preferred Stock, to the extent such shares are certificated, to the Company at the place designated in the notice of redemption and thereupon the redemption price of such shares (including all accumulated and unpaid dividends to, but not including, the redemption date) shall be paid to or on the order of the person whose name appears on such certificate representing shares of Series A Preferred Stock as the owner thereof and each surrendered certificate shall be canceled. If fewer than all the shares represented by any such certificate representing shares of Series A

Preferred Stock are to be redeemed, a new certificate shall be issued representing the unredeemed shares. In the event that the shares of Series A Preferred Stock to be redeemed are uncertificated, such shares shall be redeemed in accordance with the notice and the applicable procedures of any depository and no further action on the part of the holders of such shares shall be required.
(vi)From and after the redemption date (unless the Company defaults in payment of the redemption price), all dividends on the shares of Series A Preferred Stock designated for redemption in such notice shall cease to accumulate and all rights of the holders thereof, except the right to receive the redemption price thereof (including all accumulated and unpaid dividends to, but not including, the redemption date), shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Company) on the Company's stock transfer records, and such shares shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Company, prior to a redemption date, may irrevocably deposit the redemption price (including accumulated and unpaid dividends to, but not including, the redemption date) of the shares of Series A Preferred Stock so called for redemption in trust for the holders thereof with a bank or trust company, in which case the redemption notice to holders of the shares of Series A Preferred Stock to be redeemed shall (A) state the date of such deposit, (B) specify the office of such bank or trust company as the place of payment of the redemption price and (C) require such holders to surrender the certificates representing such shares, to the extent such shares are certificated, at such place on or about the date fixed in such redemption notice (which may not be later than the redemption date) against payment of the redemption price (including all accumulated and unpaid dividends to, but not including, the redemption date). Any monies so deposited which remain unclaimed by the holders of Series A Preferred Stock at the end of two years after the redemption date shall be returned by such bank or trust company to the Company.
(vii)Any shares of Series A Preferred Stock that shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued Preferred Stock, without designation as to series until such shares are once more classified and designated as part of a particular series by the Board.
(g)Voting Rights.
(i)Holders of Series A Preferred Stock shall not have any voting rights, except as set forth below. Except as set forth in the following sentence, in any matter in which the holders of Series A Preferred Stock are entitled to vote, each such holder shall have the right to one vote for each share of Series A Preferred Stock held by such holder. If the holders of Series A Preferred Stock and the holders of another series of equity securities that, with respect to payment of dividends or the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Company, rank pari passu with the Series A Preferred Stock (“Parity Preferred Stock”) and upon which similar voting rights have been conferred and are exercisable, are entitled to vote together as a single class on any matter, the holders of Series A Preferred Stock and the holders of such Parity Preferred Stock shall each have one vote for each $25.00 of liquidation preference.
(ii)Whenever dividends on any shares of Series A Preferred Stock shall be in arrears for eighteen or more monthly periods, whether or not consecutive (a “Preferred Dividend Default”), the number of Directors then constituting the Board shall be increased by two and the holders of Series A Preferred Stock (voting as a single class with all other Parity Preferred Stock upon which similar voting rights have been conferred and are exercisable) shall be entitled to vote for the election of a total of two additional Directors (each, a “Preferred Stock Director”) at a special meeting called by the holders of at least 33% of the outstanding shares of Series A Preferred Stock or the holders of at least 33% of any other series of Parity Preferred Stock so in arrears if such request is received 90 or more days before the date fixed for the next annual or special meeting of stockholders, or at the next annual or special meeting of stockholders, and at each subsequent annual or special meeting of stockholders until all dividends accumulated on the Series A Preferred Stock for the past dividend periods and the then-current dividend period shall have been fully paid or authorized and a sum sufficient for the payment thereof set apart for payment in full.
(iii)If and when all accumulated dividends and the dividend for the then current dividend period on the Series A Preferred Stock shall have been paid in full or authorized and set aside for payment in full, the holders of Series A Preferred Stock shall be divested of the voting rights set forth in Article V, Section 5(g)(ii) (subject to revesting in the event of each and every Preferred Dividend Default) and, if all accumulated dividends and the dividend for the then current dividend period have been paid in full or authorized by the Board and set aside for payment in full on all other series of Parity Preferred Stock upon which similar voting rights have been conferred and are exercisable, the term of office of each Preferred Stock Director so elected shall terminate and the number of Directors shall be reduced accordingly. Any Preferred Stock Director may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of a majority of the outstanding shares of Series A Preferred Stock when they have the voting rights set forth in Article V, Section 5(g)(ii) and all other series of Parity Preferred Stock (voting as a single class). So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of a majority of the outstanding shares of Series A Preferred Stock when they have the voting rights set forth in Article V, Section 5(g)(ii) and all other series of Parity Preferred Stock (voting as a single class). Each Preferred Stock Director shall be entitled to one vote on any matter on which the Board shall vote.
(iv)So long as any shares of Series A Preferred Stock remain outstanding, the Company shall not, without the affirmative vote of the holders of at least two-thirds of the shares of Series A Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (A) authorize or create, or increase the number of authorized or issued shares of, any class or series of equity securities ranking senior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Company, or reclassify any authorized equity securities of the Company into any such equity securities, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such equity securities or (B) amend, alter or repeal the provisions of these Articles, whether by merger or consolidation (in either case, an “Event”) or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock; provided, however, that with respect to the occurrence of any Event set forth in (B) above, so long as shares of Series A Preferred Stock remain outstanding with the terms thereof materially unchanged or the holders of shares of Series A Preferred Stock receive shares of stock or beneficial interest or other equity securities with rights, preferences, privileges and voting powers substantially similar, taken as a whole, to the rights, preferences, privileges and voting powers of the Series A Preferred Stock, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the Series A Preferred Stock; and provided further that any increase in the number of authorized shares of Series A Preferred Stock or the creation or issuance, or increase in the number of authorized shares, of any other class or series of equity securities ranking on a parity with or junior to the Series A Preferred Stock with respect to payment of dividends and the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Company, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.
(v)The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series A Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.
(h)Information Rights. During any period in which the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and any shares of Series A Preferred Stock are outstanding, the Company shall (i) transmit by mail or other permissible means under the Exchange Act to all holders of Series A Preferred Stock, as their names and addresses appear in the Company's record books and without cost to such holders, copies of the annual reports on Form 10-K and quarterly reports on Form 10-Q that the Company would have been required to file with the Securities and Exchange Commission (the “SEC”), pursuant to Section 13 or Section 15(d) of the Exchange Act if the Company were subject thereto (other than any exhibits that would have been required), and (ii) within 15 days following written request, supply copies of such reports to any prospective holder of Series A Preferred Stock. The Company will mail (or otherwise provide) the reports to the holders of Series A Preferred Stock within 15 days after the respective dates by which the Company would have been required to file such reports with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act.
(i)Conversion. The shares of Series A Preferred Stock are not convertible into or exchangeable for any other property or securities of the Company, except as provided in this Article V, Section 5(i)
(i)Upon the occurrence of a Change of Control, each holder of Series A Preferred Stock shall have the right, unless, prior to the Change of Control Conversion Date, the Company has provided or provides notice of its election to redeem the shares of Series A Preferred Stock pursuant to the Optional Redemption Right or Special Optional Redemption Right, to convert some or all of the shares of Series A Preferred Stock held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number shares of Common Stock per share of Series A Preferred Stock to be converted (the “Common Stock Conversion Consideration”) equal to the lesser of (A) the quotient obtained by dividing (i) the sum of (x) the $25.00 per share liquidation preference plus (y) the amount of any accumulated and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case no additional amount for such accumulated and unpaid dividends will be included in such sum) by (ii) the Common Stock Price (as defined below) and (B) 11.4943 (the “Share Cap”), subject to the immediately succeeding paragraph.
The Share Cap is subject to pro rata adjustments for any stock splits (including those effected pursuant to a dividend payable in shares of Common Stock), subdivisions or combinations (in each case, a “Stock Split”) with respect to shares of Common Stock as follows: the adjusted Share Cap as the result of a Stock Split shall be the number of shares of Common Stock that is equivalent to the product obtained by multiplying (A) the Share Cap in effect immediately prior to such Stock Split by (B) a fraction, the numerator of which is the number of shares of Common Stock outstanding after giving effect to such Stock Split and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such Stock Split.

For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of Common Stock (or equivalent Alternative Conversion Consideration (as defined below), as applicable) issuable in connection with the exercise of the Change of Control Conversion Right shall not exceed 68,965,800 shares of Common Stock (or equivalent Alternative Conversion Consideration, as applicable) (the “Exchange Cap”). The Exchange Cap is subject to pro rata adjustments for any Stock Splits on the same basis as the corresponding adjustment to the Share Cap.
In the case of a Change of Control pursuant to which shares of Common Stock shall be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of Series A Preferred Stock shall receive upon conversion of such holder's shares of Series A Preferred Stock the kind and amount of Alternative Form Consideration which such holder of Series A Preferred Stock would have owned or been entitled to receive upon the Change of Control had such holder of Series A Preferred Stock held a number of shares of Common Stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration”; and the Common Stock Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, shall be referred to herein as the “Conversion Consideration”).
In the event that holders of Common Stock have the opportunity to elect the form of consideration to be received in the Change of Control, the consideration that the holders of Series A Preferred Stock shall receive shall be the form of consideration elected by the holders of Common Stock who participate in the determination (based on the weighted average of elections) and shall be subject to any limitations to which all holders of Common Stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.
The “Change of Control Conversion Date” shall be a Business Day set forth in the notice of Change of Control provided in accordance with Article V, Section 5(i)(iii) below that is no less than 20 days nor more than 35 days after the date on which the Company provides such notice pursuant to Article V, Section 5(i)(iii).
The “Common Stock Price” shall be (A) the amount of cash consideration per share of Common Stock, if the consideration to be received in the Change of Control by holders of Common Stock is solely cash, and (B) the average of the closing prices per share of Common Stock on the NYSE for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the consideration to be received in the Change of Control by holders of Common Stock is other than solely cash.
(ii)No fractional shares of Common Stock shall be issued upon the conversion of shares of Series A Preferred Stock. In lieu of fractional shares, holders shall be entitled to receive the cash value of such fractional shares based on the Common Stock Price.
(iii)Within 15 days following the occurrence of a Change of Control, unless the Company has provided notice of its intention to redeem all of the shares of Series A Preferred Stock, a notice of occurrence of the Change of Control, describing the resulting Change of Control Conversion Right, shall be delivered to the holders of record of the Series A Preferred Stock at their addresses as they appear on the Company's stock transfer records and notice shall be provided to the Company's transfer agent. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the conversion of any shares of Series A Preferred Stock except as to the holder to whom notice was defective or not given. Each notice shall state: (A) the events constituting the Change of Control; (B) the date of the Change of Control; (C) the last date on which the holders of Series A Preferred Stock may exercise their Change of Control Conversion Right; (D) the method and period for calculating the Common Stock Price; (E) the Change of Control Conversion Date, which shall be a Business Day occurring within 20 to 35 days following the date of such notice; (F) that if, prior to the Change of Control Conversion Date, the Corporation has provided or provides notice of its election to redeem all or any portion of the shares of Series A Preferred Stock, the holder will not be able to convert such holder's shares of Series A Preferred Stock and such shares of Series A Preferred Stock shall be redeemed on the related redemption date, even if they have already been tendered for conversion pursuant to the Change of Control Conversion Right; (G) if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series A Preferred Stock; (H) the name and address of the paying agent and the conversion agent; and (I) the procedures that the holders of Series A Preferred Stock must follow to exercise the Change of Control Conversion Right.
(iv)The Company shall issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post notice on the Company's website, in any event prior to the opening of business on the first Business Day following any date on which the Company provides notice pursuant to Article V, Section 5(i)(iii) above to the holders of Series A Preferred Stock.
(v)In order to exercise the Change of Control Conversion Right, a holder of Series A Preferred Stock shall be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates representing the shares of Series A Preferred Stock, to the extent such shares are certificated, to be converted, duly endorsed for transfer, together with a written conversion notice completed, to the Company's transfer agent. Such notice shall state: (A) the relevant Change of Control Conversion Date; (B) the number of shares of Series A Preferred Stock to be converted; and (C) that the shares of Series A Preferred Stock are to be converted pursuant to the applicable terms of the Series A Preferred Stock. Notwithstanding the foregoing, if the shares of Series A Preferred Stock are held in global form, such notice shall comply with applicable procedures of The Depository Trust Company (“DTC”).
(vi)Holders of Series A Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to the Company's transfer agent prior to the close of business on the Business Day prior to the Change of Control Conversion Date. The notice of withdrawal must state: (A) the number of withdrawn shares of Series A Preferred Stock; (B) if certificated shares of Series A Preferred Stock have been issued, the certificate numbers of the withdrawn shares of Series A Preferred Stock; and (C) the number of shares of Series A Preferred Stock, if any, which remain subject to the conversion notice. Notwithstanding the foregoing, if the shares of Series A Preferred Stock are held in global form, the notice of withdrawal shall comply with applicable procedures of DTC.
(vii)Shares of Series A Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn shall be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control

Conversion Date, unless, prior to the Change of Control Conversion Date, the Company has provided or provides notice of its election to redeem such shares of Series A Preferred Stock, whether pursuant to its Optional Redemption Right or Special Optional Redemption Right. If the Company elects to redeem shares of Series A Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such shares of Series A Preferred Stock shall not be so converted and the holders of such shares shall be entitled to receive, on the applicable redemption date, $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the redemption date.
(viii)The Company shall deliver the applicable Conversion Consideration no later than the third Business Day following the Change of Control Conversion Date.
(ix)Notwithstanding anything to the contrary contained herein, no holder of shares of Series A Preferred Stock will be entitled to convert such shares of Series A Preferred Stock into shares of Common Stock to the extent that receipt of such shares of Common Stock would cause any Person to Beneficially Own (as defined in Article VII hereof) shares of Common Stock in excess of the Ownership Limit (as defined in Article VII hereof).
(j)Restriction on Transfer, Acquisition and Redemption of Shares. The Series A Preferred Stock is subject to the provisions of this Section 5(j) of Article V.
(i)Definitions. For the purposes of this Article V, Section 5(j), the following terms shall have the following meanings:
“EXISTING HOLDER” shall mean: (i) any Series A Person who is, or would be, upon the exchange of any security of the Company, the Series A Beneficial Owner of Equity Stock in excess of the Series A Ownership Limit both upon and immediately after the closing of the Initial Public Offering, so long as, but only so long as, such Series A Person Series A Beneficially Owns, or would Series A Beneficially Own, upon the exchange of any security of the Company, Equity Stock in excess of the Series A Ownership Limit; and (ii) any Series A Person to whom an Existing Holder Series A Transfers, subject to the limitations provided in this Article V, Section 5(j) Series A Beneficial Ownership of Equity Stock causing such transferee to Series A Beneficially Own Equity Stock in excess of the Series A Ownership Limit.
“EXISTING HOLDER LIMIT” (i) for any Existing Holder who is an Existing Holder by virtue of clause (i) of the definition thereof, shall mean, initially, the percentage of the outstanding Equity Stock Series A Beneficially Owned or which would be Series A Beneficially Owned upon the exchange of any security of the Company by such Existing Holder upon and immediately after the date of the closing of the Initial Public Offering and, after any adjustment pursuant to Section 5(j)(ix) of this Article V, shall mean such percentage of the outstanding Equity Stock as so adjusted; and (ii) for any Existing Holder who becomes an Existing Holder by virtue of clause (ii) of the definition thereof, shall mean, initially, the percentage of the outstanding Equity Stock Series A Beneficially Owned by such Existing Holder at the time that such Existing Holder becomes an Existing Holder but in no event shall such percentage be greater than the Existing Holder Limit for the Existing Holder who Series A Transfers Series A Beneficial Ownership of the Equity Stock or, in the case of more than one transferor, in no event shall such percentage be greater than the smallest Existing Holder Limit of any transferring Existing Holder, and, after any adjustment pursuant to Section 5(j)(ix) of this Article V, shall mean such percentage of the outstanding Equity Stock as so adjusted. From the date of the Initial Public Offering and until the Series A Restriction Termination Date, the Secretary of the Company shall maintain and, upon request, make available to each Existing Holder, a schedule which sets forth the then-current Existing Holder Limits for each Existing Holder.

“INITIAL PUBLIC OFFERING” means the sale of shares of Common Stock in a public offering pursuant to the Company's first effective registration statement for such Common Stock filed under the Securities Act of 1933, as amended.
“SERIES A BENEFICIAL OWNERSHIP” shall mean ownership of Equity Stock by a Series A Person who would be treated as an owner of such Equity Stock under Section 542(a)(2) of the Code either directly or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms “Series A Beneficial Owner,” “Series A Beneficially Owns,” “Series A Beneficially Own” and “Series A Beneficially Owned” shall have the correlative meanings.
“SERIES A BENEFICIARY” shall mean the beneficiary of the Series A Trust as determined pursuant to Section 5(j)(xv) of this Article V.
“SERIES A OWNERSHIP LIMIT” shall initially mean 9.8%, in number of shares or value, of the outstanding Equity Stock of the Company, and after any adjustment as set forth in Section 5(j)(x) of this Article V, shall mean such greater percentage of the outstanding Equity Stock as so adjusted. The number and value of shares of the outstanding Equity Stock of the Company shall be determined by the Board of Directors in good faith, which determination shall be conclusive for all purposes hereof.
“SERIES A PERSON” shall mean an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity; but does not include an underwriter which participated in a public offering of the Equity Stock for a period of 90 days following the purchase by such underwriter of the Equity Stock.
“SERIES A PURPORTED BENEFICIAL TRANSFEREE” shall mean, with respect to any purported Series A Transfer which results in Excess Stock as defined in Section 5(j)(iii) of this Article V, the purported beneficial transferee for whom the Series A Purported Record Transferee would have acquired shares of Equity Stock, if such Series A Transfer had been valid under Section 5(j)(ii) of this Article V.
“SERIES A PURPORTED RECORD TRANSFEREE” shall mean, with respect to any purported Series A Transfer which results in Series A Excess Stock as defined below in Section 5(j)(iii) of this Article V, the purported record transferee of the Equity Stock who would have acquired such record ownership of shares of Equity Stock if such Series A Transfer had been valid under Section 5(j)(ii) of this Article V.
“SERIES A RESTRICTION TERMINATION DATE” shall mean the first day after the date of the Initial Public Offering on which the Board of Directors of the Company determines that it is no longer in the best interests of the Company to attempt to, or continue to, qualify as a REIT.
“SERIES A TRANSFER” shall mean any sale, issuance, transfer, gift, assignment, devise or other disposition of Equity Stock (including: (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Equity Stock; (ii) the sale, transfer, assignment of other disposition of any securities or rights convertible into or exchangeable for Equity Stock, but excluding the exchange of any security of the Company for Equity Stock; (iii) any transfer or other disposition of any interest in Equity Stock (as a result of a change in the marital status of the holder thereof), whether voluntary or involuntary, whether of record or beneficially (including but not limited to transfers of interests in other entities which result in changes in beneficial ownership of Equity Stock) and whether by operation of law or otherwise; and (iv) the issuance by the Company of Equity Stock. The terms “Series A Transfers” and “Series A Transferred” shall have the correlative meanings.
“SERIES A TRUST” shall mean the trust created pursuant to Section 5(j)(xv) of this Article V.
“SERIES A TRUSTEE” shall mean the Company as trustee for the Series A Trust, and any successor trustee appointed by the Company.
(ii)Ownership Limitation.
(A)Subject to Section 5(j)(xx) of this Article V, except as provided in Section 5(j)(x) of this Article V, from the date of the Initial Public Offering and prior to the Series A Restriction Termination Date, no Series A Person (other than an Existing Holder) shall Series A Beneficially Own shares of Equity Stock in excess of the Series A Ownership Limit and no Existing Holder shall Series A Beneficially Own shares of Equity Stock in excess of the Existing Holder Limit for such Existing Holder.
(B)Subject to Section 5(j)(xx) of this Article V, except as provided in Sections 5(j)(ix) and 5(j)(xii) of this Article V, from the date of the Initial Public Offering and prior to the Series A Restriction Termination Date, any Series A Transfer that, if effective, would result in any Series A Person (other than an Existing Holder) Series A Beneficially Owning Equity Stock in excess of the Series A Ownership Limit shall be void ab initio as to the Series A Transfer of such shares of Equity Stock which would be otherwise Series A Beneficially Owned by such Series A Person in excess of the Series A Ownership Limit; and the intended transferee shall acquire no rights in such shares of Equity Stock.
(C)Subject to Section 5(j)(xx) of this Article V, except as provided in Sections 5(j)(ix) and 5(j)(xii) of this Article V, from the date of the Initial Public Offering and prior to the Series A Restriction Termination Date, any Series A Transfer that, if effective, would result in any Existing Holder Series A Beneficially Owning Equity Stock in excess of the applicable Existing Holder Limit shall be void ab initio as to the Series A Transfer of such shares of Equity Stock which would be otherwise Series A Beneficially Owned by such Existing Holder in excess of the applicable Existing Holder Limit; and such Existing Holder shall acquire no rights in such shares of Equity Stock.
(D)Subject to Section 5(j)(xx) of this Article V, except as provided in Sections 5(j)(ix) and 5(j)(xii) of this Article V, from the date of the Initial Public Offering and prior to the Series A Restriction Termination Date, any Series A Transfer that, if effective, would result in the Equity Stock being beneficially owned (as provided in Section 856(a) of the Code) by less than 100 Series A Persons (determined without reference to any rules of attribution) shall be void ab initio as to the Series A Transfer of such shares of Equity Stock which would be otherwise beneficially owned (as provided in Section 856(a) of the Code) by the transferee; and the intended transferee shall acquire no rights in such shares of Equity Stock.

(E)Subject to Section 5(j)(xx) of this Article V, except as provided in Sections 5(j)(ix) and 5(j)(xii) of this Article V, any Series A Transfer that, if effective, would result in the Company being “closely held” within the meaning of Section 856(h) of the Code or would otherwise result in the Company failing to qualify as a REIT (including, but not limited to, a Series A Transfer or other event that would result in the Company owning an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Company from such tenant would cause the Company to fail to satisfy any of the gross income requirements of Section 856(c) of the Code), shall be void ab initio as to the Series A Transfer of the shares of Equity Stock which would cause the Company (i) to be “closely held” within the meaning of Section 856(h) of the Code; or (ii) otherwise to fail to qualify as a REIT, as the case may be; and the intended transferee shall acquire no rights in such shares of Equity Stock.
(iii)Series A Excess Stock.
(A)If, notwithstanding the other provisions contained in this Section 5(j) of Article V, at any time after the date of the Initial Public Offering and prior to the Series A Restriction Termination Date, there is a purported Series A Transfer or other change in the capital structure of the Company such that any Series A Person would Series A Beneficially Own Equity Stock in excess of the applicable Series A Ownership Limit or Existing Holder Limit, then, except as otherwise provided in Sections 5(j)(ix) and 5(j)(xii) of this Article V, such shares of Equity Stock in excess of such Series A Ownership Limit or Existing Holder Limit (rounded up to the nearest whole share) shall constitute “Series A Excess Stock” and be treated as provided in this Section 5(j) of Article V. Such designation and treatment shall be effective as of the close of business on the business day prior to the date of the purported Series A Transfer or change in capital structure.
(B)If, notwithstanding the other provisions contained in this Section 5(j) of Article V, at any time after the date of the Initial Public Offering and prior to the Series A Restriction Termination Date, there is a purported Series A Transfer or other change in the capital structure of the Company which, if effective, would cause the Company to become “closely held” within the meaning of Section 856(h) of the Code, then the shares of Equity Stock being Series A Transferred which would cause the Company to be “closely held” within the meaning of Section 856(h) of the Code (rounded up to the nearest whole share) shall constitute Series A Excess Stock and be treated as provided in this Section 5(j) of Article V. Such designation and treatment shall be effective as of the close of business on the business day prior to the date of the purported Series A Transfer or change in capital structure.
(iv)Prevention of Series A Transfer. Subject to Section 5(j)(xx) of this Article V, if the Board of Directors or its designee shall at any time determine in good faith that a purported Series A Transfer has taken place in violation of Section 5(j)(ii) of this Article V, or that a Series A Person intends to acquire Series A Beneficial Ownership (determined without reference to any rules of attribution) or Series A Beneficial Ownership of any shares of stock of the Company in violation of Section 5(j)(ii) of this Article V, the Board of Directors or its designee shall take such action as it deems advisable to enforce this Section 5(j) of Article V by refusing to give effect to or to prevent such proposed or purported Series A Transfer, including, but not limited to, refusing to give effect to any purported Series A Transfer on the books of the Company or instituting proceedings to enjoin any proposed Series A Transfer; provided, however, that any purported Series A Transfers in violation of Sections 5(j)(ii)(B), (C), (D) and (E) of this Article V shall automatically result in the designation and treatment described in Section 5(j)(iii) of this Article V, irrespective of any action (or non-action) by the Board of Directors.
(v)Notice to the Company. Any Series A Person who purports to acquire shares in violation of Section 5(j)(ii) of this Article V, or any Series A Person who is a Series A Purported Beneficial Transferee or a Series A Purported Record Transferee such that Series A Excess Stock results under Section 5(j)(iii) of this Article V, shall immediately give notice to the Company or, in the event of a proposed Series A Transfer, give at least 15 days prior written notice to the Company of such proposed Series A Transfer and in either event, shall provide to the Company such other information as the Company may request in order to determine the effect, if any, of such purported or proposed Series A Transfer on the Company's status as a REIT.
(vi)Information for the Company. From the date of the Initial Public Offering and prior to the Series A Restriction Termination Date:
(A)Every Series A Beneficial Owner of more than 9.8% (or such other percentage, between 0.5% and 9.8%, as provided in the income tax regulations promulgated under the Code) of the number or value of outstanding shares of Equity Stock of the Company shall, within 30 days after January 1 of each year, give written notice to the Company stating the name and address of such Series A Beneficial Owner, the number of shares Series A Beneficially Owned, and a description of how such shares are held. Each such Series A Beneficial Owner shall provide to the Company such additional information as the Company may reasonably request in order to determine the effect, if any, of such Series A Beneficial Ownership on the Company's status as a REIT.
(B)Each Series A Person who is a Series A Beneficial Owner of Equity Stock and each Series A Person (including the stockholder of record) who is holding Equity Stock for a Series A Beneficial Owner shall provide to the Company such information that the Company may reasonably request in order to determine the Company's status as a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.
(vii)Other Action by the Board. Nothing contained in this Section 5(j) of Article V, shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Company and the interests of its stockholders by preservation of the Company's status as a REIT.
(viii)Ambiguities. In the case of an ambiguity in the application of any of the provisions of this Section 5(j) of Article V, including any definition contained in Section 5(j)(i) of this Article V, the Board of Directors shall have the power to determine the application of the provisions of this Section 5(j) of Article V, with respect to any situation based on the facts known to it.
(ix)Modification of Existing Holder Limits. The Existing Holder Limits may be modified as follows:
(A)Subject to the limitations provided in Section 5(j)(xi) of this Article V, the Board of Directors of the Company may grant stock options which result in Series A Beneficial Ownership of Equity Stock by an Existing Holder pursuant to a stock option plan approved by the Board of Directors and/or the stockholders of the Company. Any such grant shall increase the Existing Holder Limit for the affected Existing Holder to the maximum extent possible under Section 5(j)(xi) of this Article V to permit the Series A Beneficial Ownership of the shares of Equity Stock issuable upon the exercise of such stock option.

(B)Subject to the limitations provided in Section 5(j)(xi) of this Article V, an Existing Holder may elect to participate in a dividend reinvestment program approved by the Board of Directors of the Company which results in Series A Beneficial Ownership of Equity Stock by such participating Existing Holder wherein those Existing Holders holding Equity Stock are entitled to purchase additional Equity Stock. Any such participation shall increase the Existing Holder Limit for the affected Existing Holder to the maximum extent possible under Section 5(j)(xi) of this Article V to permit Series A Beneficial Ownership of the shares of Equity Stock acquired as a result of such participation.
(C)The Board of Directors will reduce the Existing Holder Limit for any Existing Holder after any Series A Transfer permitted in this Section 5(j) of Article V by such Existing Holder by the percentage of the outstanding Equity Stock so Series A Transferred or after the lapse (without exercise) of a stock option described in Section 5(j)(ix)(A) of this Article V by the percentage of the Equity Stock that the stock option, if exercised, would have represented, but in either case no Existing Holder Limit shall be reduced to a percentage which is less than the Series A Ownership Limit.
(D)Subject to the limitations provided in Section 5(j)(xi) of this Article V, the Board of Directors may grant a waiver of the Series A Ownership Limit of Existing Holder Limit pursuant to Section 5(j)(xii) of this Article V. Any such waiver shall increase (or create) the Existing Holder Limit for such Series A Person to the extent of the waiver of the proposed or purported Series A Transfer.
(x)Increase in Series A Ownership Limit. Subject to the limitations provided in Section 5(j)(xi) of this Article V and Section 5(j)(vi) of Article V, the Board of Directors may from time to time increase or decrease the Series A Ownership Limit; provided, however, that any decrease may only be made prospectively as to subsequent holders other than a decrease as a result of a retroactive change in existing law, in which case such decrease shall be effective immediately.
(xi)Limitations on Changes in Existing Holder and Series A Ownership Limits.
(A)Neither the Series A Ownership Limit nor any Existing Holder Limit may be increased (nor may any additional Existing Holder be created) if, after giving effect to such increase (or creation), five Series A Beneficial Owners of Common Stock (including all of the then Existing Holders) could Series A Beneficially Own, in the aggregate, more than 50.0% in number or value of the outstanding shares of Equity Stock.
(B)Prior to the modification of any Existing Holder Limit or Series A Ownership Limit pursuant to Section 5(j)(ix) or 5(j)(x) of this Article V, the Board of Directors of the Company may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Company's status as a REIT.
(C)No Existing Holder Limit shall be reduced to a percentage which is less than the Series A Ownership Limit.
(xii)Waivers by Board. The Board of Directors, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel or other evidence satisfactory to the Board of Directors and upon at least 15 days written notice from a transferee of a purported Series A Transfer or a proposed Series A Transfer which, if consummated, would result in the intended transferee Series A Beneficially Owning shares in excess of Series A Ownership Limit or Existing Holder Limit, as the case may be, and upon such other conditions as the Board of

Directors may direct, may waive the Series A Ownership Limit or the Existing Holder Limit, as the case may be with respect to such transferee.
(xiii)Legend. Each certificate for shares Equity Stock shall bear substantially the following legend:
The securities represented by this certificate are subject to restrictions on transfer for the purpose of the Company's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended. Except as otherwise provided pursuant to these Articles of the Company, no Series A Person may Series A Beneficially Own shares of Equity Stock in excess of 9.8% (or such greater percentage as may be determined by the Board of Directors of the Company) of the number or value of the outstanding Equity Stock of the Company (unless such Series A Person is an Existing Holder). Any Person who purports or proposes to Series A Beneficially Own shares of Equity Stock in excess of 9.8% (or such greater percentage as may be determined by the Board of Directors of the Company) of the number or value of the outstanding Equity Stock of the Company (unless such Series A Person is an Existing Holder) is in violation of the restrictions on transfer and any securities so transferred shall be designated as Series A Excess Stock and held in trust by the Company. Any Series A Person who purports or proposes to Series A Beneficially Own shares of Equity Stock in excess of the above limitations must notify the Company in writing immediately, in the case of a purported Series A Transfer, and at least 15 days prior to a proposed Series A Transfer. All capitalized terms in this legend have the meanings defined in the Articles of the Company, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder who so requests. If the restrictions on transfer are violated, the securities represented hereby will be designated and treated as shares of Series A Excess Stock which will be held in trust by the Company.
(xiv)Severability. If any provision of this Section 5(j) of Article V or any application of any such provision is determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the validity and enforceability of the remaining provisions shall be affected only to the extent necessary to comply with the determination of such court.
(xv)Series A Trust for Series A Excess Stock. Upon any purported Series A Transfer that results in Series A Excess Stock pursuant to Section 5(j)(iii) of this Article V, such Series A Excess Stock shall be deemed to have been transferred to the Company, as Series A Trustee of a Series A Trust for the benefit of such Series A Beneficiary or Series A Beneficiaries to whom an interest in such Series A Excess Stock may later be transferred pursuant to Section 5(j)(xviii) of this Article V. Shares of Series A Excess Stock so held in trust shall be issued and outstanding stock of the Company. The Series A Purported Record Transferee shall have no rights in such Series A Excess Stock except the right to designate a Series A Beneficiary of an interest in the Series A Trust (representing the number of shares of Series A Excess Stock held by the Series A Trust attributable to a purported Series A Transfer that resulted in the Series A Excess Stock) upon the terms specified in Section 5(j)(xviii) of this Article V. The Series A Purported Beneficial Transferee shall have no rights in such Series A Excess Stock except as provided in Section 5(j)(xviii) of this Article V.

(xvi)No Distributions for Series A Excess Stock. The holder of any Series A Excess Stock or any beneficiary of the Series A Trust established pursuant to Section 5(j)(xv) of this Article V shall not be entitled to any distributions (whether as dividends or as distributions upon liquidation, dissolution or winding up). Any dividend or distribution paid prior to the discovery by the Company that the shares of Equity Stock have been Series A Transferred so as to be deemed Series A Excess Stock shall be repaid to the Company upon demand.
(xvii)No Voting Rights for Series A Excess Stock. The Series A Purported Record Transferee of shares of Series A Excess Stock shall not be entitled to vote on any matter with respect to those shares of Series A Excess Stock.
(xviii)Non-Transferability of Series A Excess Stock. Series A Excess Stock shall not be transferable. The Series A Purported Record Transferee may freely designate a Series A Beneficiary of an interest in the Series A Trust (representing the number of shares of Series A Excess Stock held by the Series A Trust attributable to a purported Series A Transfer to a purported Series A Record Transferee that resulted in the Series A Excess Stock), if: (i) the shares of Series A Excess Stock held in the Series A Trust would not be Series A Excess Stock in the hands of such Series A Beneficiary; and (ii) the Series A Purported Beneficial Transferee does not receive a price for designating such Series A Beneficiary that reflects a price per share for such Series A Excess Stock that exceeds (a) the price per share such Series A Purported Beneficial Transferee paid for the Equity Stock in the purported Series A Transfer that resulted in the Series A Excess Stock, or (b) if the Series A Purported Beneficial Transferee did not give value for such Series A Excess Stock (through a gift, devise or other transaction), a price per share equal to the Market Price for the shares of the Series A Excess Stock on the date of the purported Series A Transfer that resulted in the Series A Excess Stock. Upon such transfer of an interest in the Trust, the corresponding shares of Series A Excess Stock in the Series A Trust shall be automatically exchanged for an equal number of shares of Equity Stock and such shares of Equity Stock shall be transferred of record to the transferee of the interest in the Series A Trust if such shares of Equity Stock would not be Series A Excess Stock in the hands of such transferee. Prior to any transfer of any interest in the Series A Trust, the Series A Purported Record Transferee must give advance notice to the Company of the intended transfer and the Company must have waived in writing its purchase rights under Section 5(j)(xix) of this Article V.
Notwithstanding the foregoing, if a Series A Purported Beneficial Transferee receives a price for designating a Series A Beneficiary of an interest in the Series A Trust that exceeds the amounts allowable under this Section 5(j)(xviii) of this Article V, such Series A Purported Beneficial Transferee shall pay, or cause such Series A Beneficiary to immediately pay, such excess to the Company. If any of the foregoing restrictions on transfer of Series A Excess Stock are determined to be void, invalid or unenforceable by any court of competent jurisdiction, then the Series A Purported Record Transferee may be deemed, at the option of the Company, to have acted as an agent of the Company in acquiring such Series A Excess Stock and to hold such Series A Excess Stock on behalf of the Company.
(xix)Call by Company on Series A Excess Stock. Shares of Series A Excess Stock shall be deemed to have been offered for sale to the Company, or its designee, at a price per share equal to the lesser of: (i) the price per share in the transaction that created such Series A Excess Stock (or, in the case of a devise or gift, the Market Price at the time of such devise or gift); and (ii) the Market Price of the Equity Stock to which such Series A Excess Stock relates on the date the Company, or its designee, accepts such offer. The Company shall have the right to accept such offer for a period of 90 days after the later of: (i) the date of the Series A Transfer which resulted in such Series A Excess Stock; and (ii) the date the Board of Directors determines in good faith that a Series A Transfer resulting in Series A Excess Stock has occurred, if the Company does not receive a notice of such Series A Transfer pursuant to Section 5(j)(v) of this Article V but in no event later than a permitted Series A Transfer pursuant to and in compliance with the terms of Section 5(j)(xviii) of this Article V.
(xx)Settlement. Nothing in this Section 5(j) of Article V shall preclude the settlement of any transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system.
Section 6.Preemptive Rights. Except as may be provided by the Board of Directors in setting the terms of classified or reclassified shares of stock pursuant to these Articles or as may otherwise be provided by a contract approved by the Board of Directors, no holder of shares of stock of the Company shall have any preemptive right to purchase or subscribe for any additional shares of the stock of the Company or any other security of the Company that the Company may issue or sell.

Article VI
BOARD OF DIRECTORS
Section 1.Number and Classification. The number of Directors of the Company shall be set by or determined in the manner provided in the Bylaws of the Company as amended (the “Bylaws”) but shall never be less than the minimum number required by the MGCL. There are currently seven (7) Directors and the names of the Directors currently in office, who shall serve until their successors are duly elected and qualify are:
Thomas P. D'Arcy,
Daniel L. Goodwin,
Joel G. Herter,
Heidi N. Lawton,
Thomas H. McAuley,
Thomas R. McWilliams, and
Joel D. Simmons

Section 2.Authorization by Board of Stock Issuance. The Board of Directors of the Company may authorize the issuance from time to time of shares of its stock of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of its stock of any class or series, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in these Articles or the Bylaws or under Maryland Law.
Section 3.Indemnification.
(a)To the maximum extent permitted by Maryland law in effect from time to time, the Company shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any individual who is a present or former Director or officer of the Company and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (ii) any individual who, while a Director or officer of the Company and at the request of the Company, serves or has served as a Director, officer, partner, trustee, member or manager of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity (each an “Indemnified Party”). The rights to indemnification and advance of expenses provided by these Articles shall vest immediately upon election of a Director or officer. The Company may, with the approval of the Board of Directors, provide such indemnification and advance for expenses to an individual who served a predecessor of the Company in any of the capacities described in (i) or (ii) above and to any employee or agent of the Company or a predecessor of the Company. The indemnification and payment or reimbursement of expenses provided in these Articles shall not be deemed exclusive of or limit in any way other rights to which any Indemnified Party may be or may become entitled under any bylaw, resolution, insurance, agreement or otherwise..
(b)The Company shall have the power to purchase and maintain insurance on behalf of an Indemnified Party against any liability asserted which was incurred in any such capacity with the Company or arising out of such status. Nothing contained herein shall constitute a waiver by any Indemnified Party of any right which he, she or it may have against any party under federal or state securities laws.
(c)No amendment of these Articles or repeal of any of its provisions shall limit or eliminate the right of indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.
Section 4.Reserved Powers of Board of Directors. The enumeration and definition of particular powers of the Board of Directors included in these Articles shall not be construed or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Board of Directors under the MGCL as now or hereafter in force.
Section 5.Determinations by Board of Directors. The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board of Directors, shall be final and conclusive and shall be binding upon the Company and every holder of shares of its stock: (i) the amount of the net income of the Company for any period and the amount of assets at any time legally available for the payment of dividends, redemption of its stock or the payment of other distributions on its stock; (ii) the amount of paid-in surplus, net assets, other surplus, annual or other cash flow, funds from operations, net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; (iii) the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); (iv) any interpretation or resolution of any ambiguity with respect to any provision of these Articles (including the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of any class or series of Equity Stock) or the Bylaws; (v) the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Company or of any Equity Stock; (vi) the number of shares of any class; (vii) any matter relating to the acquisition, holding and disposition of any assets by the Company; (viii) any matter relating to the qualification of the Company as a REIT or election of a different tax status for the Company; (ix) any interpretation of the terms and conditions of one or more agreements with any person, corporation, association, company, trust, partnership (limited or general) or other organization; or (x) any other matter relating to the business and affairs of the Company or required or permitted by applicable law, these Articles, the Bylaws or otherwise to be determined by the Board of Directors; provided, however, that any determination by the Board of Directors as to any of the preceding matters shall not render invalid or improper any action taken or omitted prior to such determination and no Director shall be liable for making or failing to make such a determination.
Section 6.REIT Qualification. The Board of Directors shall use its reasonable best efforts to cause the Company to qualify for U.S. federal income tax treatment in accordance with the provisions of the Code applicable to a REIT. In furtherance of the foregoing, the Board of Directors shall use its reasonable best efforts to take such actions as are necessary, and may take such actions as in its sole judgment and discretion are desirable, to preserve the status of the Company as a REIT; provided, however, that if a majority of the Board of Directors determines that it is no longer in the best interest of the Company to continue to qualify as a REIT, the Board of Directors may revoke or otherwise terminate the Company's REIT election pursuant to Section 856(g) of the Code. The Board of Directors also may determine that compliance with any restriction or limitation on stock ownership and transfers set forth in Article VII is no longer required for REIT qualification.
Section 7.Authorization by Board of Stock Issuance. The Board of Directors may authorize the issuance from time to time of shares of stock of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of stock of any class or series, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in these Articles or the Bylaws.

Article VII
RESTRICTION ON TRANSFER AND OWNERSHIP OF SHARES
Section 1.Definitions. For the purpose of this Article VII only, the following terms shall have the following meanings:
“Aggregate Stock Ownership Limit” means 9.8% in value of the aggregate of the outstanding shares of Equity Stock, or such other percentage determined by the Board of Directors in accordance with Article VII, Section 2(f) hereof.
“Beneficial Ownership” means ownership of shares of Equity Stock by a Person, whether the interest in the shares of Equity Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code; provided, however, that in determining the number of shares Beneficially Owned by a Person, no share shall be counted more than once. Whenever a Person Beneficially Owns shares of Equity Stock that are not actually outstanding (e.g., shares issuable upon the exercise of an option or the conversion of a convertible security) (“Option Shares”), then, whenever this Article requires a determination of the percentage of outstanding shares of a class of Equity Stock Beneficially Owned by such Person, the Option Shares Beneficially Owned by such Person shall also be deemed to be outstanding. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have correlative meanings.
“Beneficiary” means one or more beneficiaries of the Trust as determined pursuant to Article VII, Section 3(d) hereof; provided that each organization must be described in Section 501(c)(3) of the Code and contributions to each organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.
“Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in the State of New York are authorized or required by law, regulation or executive order to close.
“Common Stock Ownership Limit” means 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of Common Stock, or such other percentage determined by the Board of Directors in accordance with Article VII, Section 2(f) hereof.
“Constructive Ownership” means ownership of shares of Equity Stock by a Person, whether the interest in the shares of Equity Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have correlative meanings.
“Excepted Holder” means a holder of shares of Equity Stock for whom an Excepted Holder Limit is created by the Board of Directors pursuant to Article VII, Section 2(f) hereof.

“Excepted Holder Limit” means, provided that the affected holder of Equity Stock agrees to comply with the requirements established by the Board of Directors pursuant to Article VII, Section 2(f) hereof, the percentage limit established by the Board of Directors pursuant to Article VII, Section 2(f) hereof, subject to adjustment pursuant to Article VII, Section 2(g) hereof.
“NON-TRANSFER EVENT” means any event or other changes in circumstances other than a purported Transfer, including, without limitation, any change in the value of any shares of Equity Stock and any redemption of any shares of Equity Stock.
“OWNERSHIP LIMIT” means the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit, subject to adjustment pursuant to Article VII, Section 2(g) hereof.
“Purported Beneficial Transferee” shall mean, with respect to any purported Transfer or Non-Transfer Event that results in Excess Stock as defined in Section 2(a)(ii) of this Article VII, the purported beneficial transferee (determined under the principles of Section 856(a)(5) of the Code) for whom the Purported Record Transferee would have acquired shares of Equity Stock, if such Transfer had been valid under Section 2(a)(i) of this Article VII.
“Purported Record Transferee” shall mean, with respect to any purported Transfer or Non-Transfer Event that results in Excess Stock as defined below in Section 2(a)(ii) of this Article VII, the purported record transferee of the Equity Stock who would have acquired such record ownership of shares of Equity Stock if such Transfer had been valid under Section 2(a)(i) of this Article VII.
“Restriction Termination Date” means the first day on which the Board of Directors determines, pursuant to Article VII, Section 10 hereof, that it is no longer in the best interests of the Company to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of shares of Equity Stock set forth in this Article VII are no longer required for the Company to qualify as a REIT.
“SDAT” means the State Department of Assessments and Taxation of Maryland.
“Transfer” means any issuance, sale, transfer, gift, assignment, devise or other disposition of, as well as any other event that causes any Person to acquire, Beneficial Ownership, Constructive Ownership or beneficial ownership (determined under the principles of Section 856(a)(5) of the Code) of, or any agreement to acquire Equity Stock or the right to vote or receive dividends or other Distributions on, Equity Stock, including, without limitation, (i) the issuance and transfer to holders of shares or interests of another entity that is merged with the Company of shares of Equity Stock as a result of such merger, (ii) a change in the capital structure of the Company, (iii) a change in the relationship between two or more Persons which causes a change in ownership of shares of Equity Stock by application of either Section 544 of the Code, as modified by Section 856(h) of the Code, or Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code, (iv) the grant or exercise of any option or warrant (or any disposition of any option or warrant, or any event that causes any option or warrant not theretofore exercisable to become exercisable), pledge, security interest or similar right to acquire shares of Equity Stock, (v) any disposition of any securities or rights convertible into or exchangeable for shares of Equity Stock or any interest in shares of Equity Stock or any exercise of any such conversion or exchange right, (vi) Transfers of interests in other entities that result in changes in Beneficial Ownership, Constructive Ownership or beneficial ownership (determined under the principles of Section 856(a)(5) of the Code) of Equity Stock, and (vii) any change in the value of one class or series of shares of Equity Stock relative to the value of any other class or series of shares of Equity Stock; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned, Beneficially Owned or beneficially owned (determined under the principles of Section 856(a)(5) of the Code) and whether by operation of law or otherwise. The terms “Transferring” and “Transferred” shall have correlative meanings.
“Trust” means any separate trust created and administered in accordance with the terms of Article VII, Section 3 hereof for the exclusive benefit of any Beneficiary.
“Trustee” means the Person unaffiliated with both the Company and any Prohibited Owner that is a “United States person” within the meaning of Section 7701(a)(30) of the Code and is appointed by the Company to serve as trustee of the Trust.
Section 2.Equity Stock.
(a)Ownership Limitations. Prior to the Restriction Termination Date:
(i)Basic Restrictions. (A) (1) No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Equity Stock in excess of the Aggregate Stock Ownership Limit, (2) no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Common Stock in excess of the Common Stock Ownership Limit and (3) no Excepted Holder shall Beneficially Own or Constructively Own shares of Equity Stock in excess of the Excepted Holder Limit for such Excepted Holder; (B) no Person shall Beneficially Own or Constructively Own shares of Equity Stock to the extent that such Beneficial Ownership or Constructive Ownership of Equity Stock would result in the Company being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year); (C) no Person shall Beneficially Own or Constructively Own shares of Equity Stock to the extent that such Beneficial Ownership or Constructive Ownership would result in the Company failing to qualify as a REIT; (D) no Person shall Beneficially Own or Constructively Own shares of Equity Stock to the extent that such Beneficial Ownership or Constructive Ownership would cause any income of the Company that would otherwise qualify as “rents from real property” for purposes of Section 856(d) of the Code to fail to qualify as such (including, but not limited to, Beneficial Ownership or Constructive Ownership that would result in the Company actually owning or Constructively Owning an interest in a tenant that is described in Section 856(d)(2)(B) of the Code); and (E) any Transfer of shares of Equity Stock that, if effective, would result in the Equity Stock being beneficially owned by fewer than one hundred (100) persons (determined under principles applicable to Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Equity Stock.
(ii)Transfer in Trust. If any Transfer of shares of Equity Stock or Non-Transfer Event occurs that, if effective or otherwise, would result in any Person Beneficially Owning or Constructively Owning shares of Equity Stock in violation of Article VII, Section 2(a)(i)(A), (B), (C) or (D) hereof, then (A) that number of shares of Equity Stock the Beneficial Ownership or Constructive Ownership of which otherwise would cause such Person to violate Article VII, Section 2(a)(i) (A), (B), (C) or (D) hereof (rounded up to the next whole share) (such shares the “Excess Stock”) shall be automatically transferred to a Trust for the benefit of a Beneficiary, as described in Article VII, Section 3 hereof, effective as of the close of business on the Business Day immediately preceding the date of such Transfer or Non-Transfer Event, and such Person (or, if different, the direct or Beneficial Owner of such shares) shall acquire no rights in such shares (or shall be divested of its rights in such shares); (B) if the transfer to the Trust described in subclause (A) of this sentence would not be effective for any reason to prevent the violation of Article VII, Section 2(a)(i)(A), (B), (C) or (D) hereof, then the Transfer of that number of shares of Equity Stock that otherwise would cause any Person to violate Article VII, Section 2(a)(i)(A), (B), (C) or (D) hereof shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Equity Stock; or (C) if the transfer to the Trust described in subclause (A) of this sentence as a result of a Non-Transfer Event would not be effective for any reason to prevent the violation of Article VII, Section 2(a)(i)(A), (B), (C) or (D) hereof, then the Non-Transfer Event that otherwise would cause any Person to violate Article VII, Section 2(a)(i)(A), (B), (C) or (D) hereof shall be void ab initio to the extent that the Company has the legal ability to void the Non-Transfer Event, and the intended transferee shall acquire no rights in such shares of Equity Stock. To the extent that, upon a transfer of shares pursuant to this Article VII, Section 2(a)(ii), a violation of any provision of this Article VII would nonetheless be continuing (for example where the ownership of shares by a single Trust would violate the 100 stockholder requirement applicable to REITs), then shares shall be transferred to that number of Trusts, each having a distinct Trustee and a Beneficiary or Beneficiaries that are distinct from those of each other Trust, such that there is no violation of any provision of this Article VII.
(iii)Inapplicability to Series A Preferred Stock. Notwithstanding any provision of this Article VII of these Articles to the contrary, the Series A Preferred Stock is not subject to the provisions of this Article VII of these Articles and is subject to the provisions of Section 5(j) of Article V of these Articles.
(b)Remedies for Breach. If the Board of Directors or its designee (including any duly authorized committee of the Board of Directors) shall at any time determine in good faith that a Transfer or Non-Transfer Event has taken place that results in a violation of Article VII, Section 2(a) hereof or that a Person intends to acquire or has attempted to acquire Beneficial Ownership, Constructive Ownership or beneficial ownership (determined under the principles of Section 856(a)(5) of the Code) of any shares of Equity Stock in violation of Article VII, Section 2(a) hereof (whether or not such violation is intended), the Board of Directors or its designee may take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or Non-Transfer Event, including, without limitation, causing the Company to redeem shares of Equity Stock, refusing to give effect to such Transfer on the books and records of the Company or instituting proceedings to enjoin such Transfer or Non-Transfer Event; provided, however, that any Transfer or attempted Transfer or Non-Transfer Event that results in violation of Article VII, Section 2(a) hereof shall automatically result in the transfer to the Trust described therein, and, where applicable, such Transfer (or Non-Transfer Event) shall be void ab initio as provided in Article VII, Section 2(a) hereof irrespective of any action (or non-action) by the Board of Directors or its designee.
(c)Owners Required to Provide Information. Prior to the Restriction Termination Date:
(i)every owner of more than five percent (5.0%) (or such lower percentage as required by the Code) of the outstanding shares of Equity Stock shall, within thirty days after the end of each taxable year, give written notice to the Company stating the name and address of such owner, the number of shares of each class and series of Equity Stock Beneficially Owned and a description of the manner in which the shares are held and any additional information as the Company may request in order to determine the effect, if any, of such Beneficial Ownership on the Company's status or qualification as a REIT and to ensure compliance with the Ownership Limits and the other restrictions set forth herein;
(ii)each Person who is a Beneficial Owner or Constructive Owner of Equity Stock and each Person (including the stockholder of record) who is holding Equity Stock for a Beneficial Owner or Constructive Owner shall provide to the Company any information as the Company may request, in good faith, in order to determine the Company's status or qualification as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance; and

(iii)    any Person who acquires or attempts or intends to acquire Beneficial Ownership, Constructive Ownership or beneficial ownership (determined under the principles of Section 856(a)(5) of the Code) of shares of Equity Stock that will or may violate Article VII, Section 2(a)(i), or any Person who held or would have owned shares of Equity Stock that resulted in a Transfer to the Trust pursuant to the provisions of Article VII, Section 2(a)(ii), shall (A) immediately give written notice to the Company of such event or, in the case of such a proposed or attempted transaction, give at least 15 days prior written notice to the Company and (B) shall provide to the Company any other information as the Company may request in order to determine the effect, if any, of such Transfer on the Company's status or qualification as a REIT.

(d)Remedies Not Limited. Nothing contained in this Article VII, Section 2 shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Company and the interests of its stockholders in preserving the Company's status or qualification as a REIT.
(e)Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Article VII, or any definition contained in this Article VII, the Board of Directors shall have the power to determine the application of the provisions of this Article VII or any such definition with respect to any situation based on the facts known to the Board of Directors. In the event any section of this Article VII requires an action by the Board of Directors and these Articles fail to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of these Articles or the MGCL.
(f)Exceptions.
(i)Subject to Article VII, Section 2(a)(i)(B), (C) and (D) hereof, the Board of Directors, in its sole discretion, may exempt (prospectively or retroactively) a Person from one or both of the Ownership Limits, may establish or increase an Excepted Holder Limit for such Person and may retroactively waive or prospectively exempt a Person from the ownership limitations set forth in Article VII, Section 2(a)(i)(A) if: (i) the Board of Directors obtains such representations and undertakings from the Person as are reasonably necessary to ascertain that its Beneficial Ownership or Constructive Ownership of Equity Stock will not violate Article VII, Section 2(a)(i)(B), (C) and (D) hereof; (ii) such Person does not, and represents that it will not, actually own or Constructively Own, an interest in a tenant of the Company (or a tenant of any entity owned or controlled by the Company) that would cause the Company to actually own, or Constructively Own, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant, and the Board of Directors obtains such representations and undertakings from the Person as are reasonably necessary to ascertain this fact (for this purpose, a tenant from whom the Company (or an entity owned or controlled by the Company) derives (and is expected to continue to derive) a sufficiently small amount of revenue such that, in the opinion of the Board of Directors, rent from such tenant would not adversely affect the Company's ability to qualify as a REIT shall not be treated as a tenant of the Company); and (iii) such Person agrees that any violation or attempted violation of such covenants (or other action that is contrary to the restrictions contained in this Article VII) will result in such shares of Equity Stock being automatically transferred to a Trust in accordance with Article VII, Section 2(a)(ii) and Article VII, Section 3 hereof.
(ii)Prior to granting any exception pursuant to Article VII, Section 2(f)(i) hereof, the Board of Directors may require a ruling from the Internal Revenue Service or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the

Company's status or qualification as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board of Directors may impose such conditions or restrictions as it deems appropriate in connection with granting such exception or waiver establishing or increasing an Excepted Holder Limit.
(iii)Subject to Article VII, Section 2(a)(i)(B), (C) and (D) hereof, any person acting as an underwriter who participates in a public offering or a private placement of Equity Stock (or securities convertible into or exchangeable for Equity Stock) may Beneficially Own or Constructively Own shares of Equity Stock (or securities convertible into or exchangeable for Equity Stock) in excess of the Aggregate Stock Ownership Limit, the Common Stock Ownership Limit, or both such limits, but only to the extent necessary to enable the person to act as an underwriter in connection with the public offering or private placement.
(iv)The Board of Directors may only reduce the Excepted Holder Limit for an Excepted Holder: (1) with the written consent of such Excepted Holder at any time; or (2) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Aggregate Stock Ownership Limit and/or Common Stock Ownership Limit, as applicable.
(g)Increase or Decrease in Aggregate Stock Ownership and Common Stock Ownership Limits. Subject to Article VII, Section 2(a)(i)(B), (C) and (D) hereof, the Board of Directors may from time to time increase one or both of the Ownership Limits for one or more Persons and decrease one or both of the Ownership Limits for all other Persons (or all Persons); provided, however, that any decreased Ownership Limit will not be effective for any Person whose percentage ownership in shares of Equity Stock is in excess of such decreased Ownership Limit until such time as such Person's percentage of shares of Equity Stock equals or falls below the decreased Ownership Limit, but any further acquisition of shares of Equity Stock in excess of such percentage ownership of shares of Equity Stock will be in violation of the Ownership Limit and, provided further, that the new Ownership Limit would not allow five or fewer Persons to Beneficially Own more than 49.9% in value of the outstanding shares of Equity Stock or otherwise result in the Company being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) if five unrelated individuals were to Beneficially Own the five largest amounts of Equity Stock permitted to be Beneficially Owned under each Excepted Holder Limit, as applied to an Excepted Holder, and such new Ownership Limits with respect to each other holder of Equity Stock, taking into account the immediately preceding proviso permitting ownership in excess of decreased Ownership Limits in certain cases.
(h)Legend. Each certificate for shares of Equity Stock, if certificated, shall bear a legend that substantially describes the foregoing restrictions on transfer and ownership, or, instead of such legend, the certificate, if any, may state that the Company will furnish a full statement about certain restrictions on transferability to a holder of Equity Stock on request and without charge.
Section 3.Transfer of Equity Stock in Trust.
(a)Trust for Excess Stock. Upon any purported Transfer or Non-Transfer Event that results in Excess Stock pursuant to Section 2(a) of this Article VII, such Excess Stock shall be deemed to have been transferred to the Trustee, as trustee of a Trust for the benefit of one or more Beneficiaries. Such Transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or Non-Transfer Event that results in the Transfer to the Trust pursuant to Section 2(a) of this Article VII. Shares of Excess Stock so held in trust shall be issued and outstanding stock of the Company. The Purported Record Transferee shall have no rights in such Excess Stock except as provided in Section 3(c) or 3(d) of this Article VII. The Purported Beneficial Transferee shall have no rights in such Excess Stock except as provided in Section 3(c) or 3(d) of this Article VII. Each Beneficiary shall be designated by the Company as provided in Section 3(e) of this Article VII.
(b)Dividend and Voting Rights. The Trustee shall have all voting rights and rights to dividends or other distributions with respect to Excess Stock, which rights shall be exercised for the exclusive benefit of the Beneficiary. Any dividend or other distribution paid prior to the discovery by the Company that shares of Equity Stock have been Transferred to the Trustee shall be paid by the recipient of such dividend or other distribution to the Trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the Trustee. Any dividends or other distributions so paid over to the Trustee shall be held in trust for the Beneficiary. The Purported Record Transferee shall have no voting rights with respect to Excess Stock and, subject to Maryland law, effective as of the date that shares of Equity Stock have been Transferred to the Trustee, the Trustee shall have the authority (at the Trustee's sole discretion) (i) to rescind as void any vote cast by a Purported Record Transferee prior to the discovery by the Company that shares of Equity Stock have been Transferred to the Trustee and (ii) to resubmit a proxy or recast such vote in accordance with the desires of the Trustee acting for the benefit of the Beneficiary; provided, however, that if the Company has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Article VII, until the Company has received notification that shares of Equity Stock have been Transferred into a Trust, the Company shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.
(c)Sale of Excess Stock by Trustee. Within 20 days of receiving notice from the Company that shares of Equity Stock have been Transferred to the Trust, the Trustee shall sell the shares held in the Trust to a Person, designated by the Trustee, whose ownership of the shares will not violate the ownership limitations set forth in Section 2(a) of this Article VII. Upon such sale, the interest of the Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Purported Record Transferee or Purported Beneficial Transferee, as applicable, and to the Beneficiary as provided in this Section 3(c) of Article VII. The Purported Beneficial Transferee or Purported Record Transferee, as applicable, shall receive the lesser of (i) the price paid by the Purported Beneficial Transferee or Purported Record Transferee, as applicable, for the shares or, if the Purported Beneficial Transferee or Purported Record Transferee, as applicable, did not give value for the shares in connection with the event causing the shares to be held in the Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Trust and (ii) the sale proceeds received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares held in the Trust. The Trustee may reduce the amount payable to the Purported Beneficial Transferee or Purported Record Transferee, as applicable, by the amount of dividends and other distributions which has been paid to the Purported Beneficial Transferee or Purported Record Transferee, as applicable, and is owed by the Purported Beneficial Transferee or Purported Record Transferee, as applicable, to the Trustee pursuant to Section 3(b) of this Article VII. Any net sales proceeds in excess of the amount payable to the Purported Beneficial Transferee or Purported Record Transferee, as applicable, shall be immediately paid to the Beneficiary. If, prior to the discovery by the Company that shares of Equity Stock have been Transferred to the Trustee, such shares are sold by a Purported Beneficial Transferee or Purported Record Transferee, as applicable, then (x) such shares shall be deemed to have been sold on behalf of the Trust and (y) to the extent that the Purported Beneficial Transferee or Purported Record Transferee, as applicable, received an amount for such shares that exceeds the amount that such Purported Beneficial Transferee or Purported Record Transferee, as applicable, was entitled to receive pursuant to this Section 3(c) of Article VII, such excess shall be paid to the Trustee upon demand.

(d)Call by Company on Excess Stock. Shares of Excess Stock shall be deemed to have been offered for sale to the Company, or its designee, at a price per share equal to the lesser of: (i) the price per share in the transaction that resulted in such Excess Stock (or, in the case of a devise or gift, the Market Price at the time of such devise or gift); and (ii) the Market Price on the date the Company, or its designee, accepts such offer. The Company shall have the right to accept such offer until the Trustee has sold the Excess Stock pursuant to Section 3(c) of this Article VII. Upon such a sale to the Company, the interest of the Beneficiary in the Excess Stock sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Purported Beneficial Transferee or Purported Record Transferee, as applicable. The Company may reduce the amount payable to the Purported Beneficial Transferee or Purported Record Transferee, as applicable, by the amount of dividends and other distributions which have been paid to the Purported Beneficial Transferee or Purported Record Transferee, as applicable, and are owed by the Purported Beneficial Transferee or Purported Record Transferee, as applicable, to the Trustee pursuant to Section 3(b) of this Article VII. The Company shall pay the amount of such reduction to the Trustee for the benefit of the Beneficiary.
(e)Designation of Charitable Beneficiaries. The Company shall designate one or more nonprofit organizations to be the Beneficiary of the interest in the Trust such that (i) Excess Stock held in the Trust would not violate the restrictions set forth in Section 2(a) of this Article VII in the hands of such Beneficiary and (ii) each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A) (other than (vii) or (viii) thereof), 2055 and 2522 of the Code. Neither the failure of the Company to make such designation nor the failure of the Company to appoint the Trustee before the automatic transfer provided for in Section 3(a) of this Article VII shall make such transfer ineffective, provided that the Company thereafter makes such designation and appointment. The designation of a nonprofit organization as a Beneficiary shall not entitle such nonprofit organization to serve in such capacity and the Company may, in its sole discretion, designate a different nonprofit organization as the Beneficiary at any time and for any or no reason. Any determination by the Company with respect to the application of this Article VII shall be binding on each Beneficiary.
Section 4.Enforcement. The Company is specifically authorized to seek equitable relief, including injunctive relief, to enforce the provisions of this Article VII.
Section 5.Non-Waiver. No delay or failure on the part of the Company or the Board of Directors in exercising any right under this Article VII shall operate as a waiver of any right of the Company or the Board of Directors, as the case may be, except to the extent specifically waived in writing.
Section 6.Settlement. Nothing in this Article VII shall preclude the settlement of any transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Article VII and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article VII.
Section 7.Severability. If any provision of this Article VII or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provisions shall be affected only to the extent necessary to comply with the determination of such court.

Article VIII
ACCESS TO RECORDS

Any Stockholder and any designated representative thereof shall be permitted access to all records of the Company at all reasonable times, and may inspect and copy any of them for the purposes specified below. Inspection of the Company's books and records by a state securities administrator shall be provided upon reasonable notice and during normal business hours. In addition, an alphabetical list of names, addresses and business telephone numbers of the Stockholders of the Company along with the number of Shares held by each of them (the “Stockholder List”) shall be maintained and updated quarterly as part of the books and records of the Company and shall be available for inspection by any Stockholder or the Stockholder's designated agent at the business office of the Company upon the request of the Stockholder. A copy of the Stockholder List shall be mailed to any Stockholder requesting the Stockholder List within ten days of the request. The copy of the Stockholder List shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than 10-point type). The Company may impose a reasonable charge for expenses incurred in reproducing such list. The permitted purposes for which a Stockholder may request a copy of the Stockholder List include, without limitation, matters relating to Stockholders' voting rights under these Articles and the exercise of Stockholders' rights under federal proxy laws. If the Directors of the Company neglect or refuse to exhibit, produce or mail a copy of the Stockholder List as requested in accordance with and as required by applicable law and these Articles, the Directors shall be liable to any Stockholder requesting the Stockholder List, for the costs, including reasonable attorneys' fees, incurred by that Stockholder for compelling the production of the Stockholder List, and for actual damages suffered by any Stockholder by reason of such refusal or neglect. It shall be a defense to such liability that the actual purpose and reason for the requests for inspection or for a copy of the Stockholder List is to secure such list of Stockholders or other information for the purpose of selling such Stockholder List or copies thereof, or of using the same for a commercial purpose or other purpose not in the interest of the applicant as a Stockholder relative to the affairs of the Company. The Company may require the Stockholder requesting the Stockholder List to represent that the Stockholder List is not requested for a commercial purpose unrelated to the Stockholder's interest in the Company. The remedies provided hereunder to Stockholders requesting copies of the Stockholder List are in addition to, and shall not in any way limit, other remedies available to Stockholders under federal law, or the laws of any state.
Article IX
CONVERSION TRANSACTIONS

Notwithstanding any provision to the contrary in these Articles, and subject to the restrictions on Roll-Ups described in Article XIII, Stockholders representing 66% in interest of the Shares and all the Independent Directors must approve certain exchange offers, mergers, consolidations or similar transactions involving the Company in which the Stockholders receive securities in a surviving entity having a substantially longer duration or materially different investment objectives and policies, or that provides significantly greater compensation to management from that which is described in the Prospectus, except for any such transaction effected because of changes in applicable law, or to preserve tax advantages for a majority in interest of the Stockholders. Standards such as “substantially longer life,” “materially different investment objectives and policies” or “provides significantly greater compensation to management” are not defined and their application will be resolved by the Directors (a majority of whom are independent).
Article X
ROLL-UPS

Section 1.Appraisal. An appraisal of all of the Company's assets shall be obtained from an Independent Expert. The appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity and shall be filed with the Securities and Exchange Commission and the state regulatory commissions as an exhibit to the registration statement for the offering of the Roll-Up Entity's Shares. Accordingly, an issuer using the appraisal shall be subject to liability for violation of Section 11 of the Securities Act of 1933, as amended, and comparable provisions under state laws for any material misrepresentations or material omissions in the appraisal. The Company's assets shall be appraised in a consistent manner. The appraisal shall: (a) be based on an evaluation of all relevant information; (b) indicate the value of the Company's assets as of a date immediately prior to the announcement of the proposed Roll-

Up transaction; and (c) assume an orderly liquidation of the Company's assets over a12-month period. The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Company and its Stockholders. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to the Stockholders in connection with the proposed Roll-Up.
Section 2.Stockholder Options. Stockholders who vote “no” on the proposed Roll-Up shall have the choice of: (a) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up; or (b) one of either; (i) remaining as Stockholders of the Company and preserving their interests therein on the same terms and conditions as previously existed, or (ii) receiving cash in an amount equal to the Stockholder's pro rata share of the appraised value of the net assets of the Company.
Section 3.Restrictions. The Company may not participate in any proposed Roll-Up which would: (a) result in the Stockholders having rights to meetings less frequently or which are more restrictive to Stockholders than those provided in these Articles; (b) result in the Stockholders having voting rights that are less than those provided in these Articles; (c) result in the Stockholders having greater liability than as provided in these Articles; (d) result in the Stockholders having rights to receive reports that are less than those provided in these Articles; (e) result in the Stockholders having access to records that are more limited than those provided in these Articles; (f) include provisions which would operate to materially impede or frustrate the accumulation of Shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity); (g) limit the ability of an investor to exercise the voting rights of its securities in the Roll-Up Entity on the basis of the number of Shares held by that investor; (h) result in investors in the Roll-Up Entity having rights of access to the records of the Roll-Up Entity that are less than those provided in these Articles; or (i) place any of the costs of the transaction on the Company if the Roll-Up is not approved by the Stockholder; provided, however, that nothing herein shall be construed to prevent participation in any proposed Roll-Up which would result in Stockholders having rights and restrictions comparable to those contained in these Articles, with the prior approval of a majority of the Stockholders.

Article XI
AMENDMENTS
The Company reserves the right from time to time to make any amendment to these Articles, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in these Articles, of any outstanding shares of stock. All rights and powers conferred by these Articles on stockholders, Directors and officers are granted subject to this reservation.

Article XII
EXTRAORDINARY ACTIONS
Notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of stockholders entitled to cast a greater number of votes, any such action shall be effective and valid if declared advisable by the Board of Directors and taken or approved by the affirmative vote of holders of stockholders entitled to cast a majority of all the votes entitled to be cast on the matter.
Article XIII
LIMITATION OF LIABILITY
To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a corporation, no Director or officer of the Company shall be liable to the Company or its stockholders for money damages. Neither the amendment nor repeal of this Article XIII, nor the adoption or amendment of any other provision of these Articles or of the Bylaws inconsistent with this Article XIII, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

THIRD:    The amendment to and restatement of the charter of the Company as hereinabove set forth has been duly advised by the Board of Directors and approved by the stockholders of the Company as required by law.
FOURTH: The current address of the principal office of the Company is as set forth in Article III of the foregoing amendment and restatement of the charter.

FIFTH: The name and address of the Company's current resident agent is as set forth in Article III of the foregoing amendment and restatement of the charter.

SIXTH: The number of directors of the Corporation and the names of those currently in office are as set forth in Article VI of the foregoing amendment and restatement of the charter.
SEVENTH:    The undersigned acknowledges these Fifth Articles of Amendment and Restatement to be the corporate act of the Company and as to all matters or facts required to be verified under oath, the undersigned acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.
[The remainder of this page intentionally blank]

IN WITNESS WHEREOF, the Company has caused these Fifth Articles of Amendment and Restatement to be signed in its name and on its behalf by its Executive Vice President, Chief Financial Officer and Treasurer and attested to by its Secretary, Senior Vice President and General Counsel on this 2nd day of August, 2013.

INLAND REAL ESTATE CORPORATION

By:	/s/ BRETT A. BROWN
Name:	Brett A. Brown
Title:	Executive Vice President, Chief Financial Officer and Treasurer

ATTEST: INLAND REAL ESTATE CORPORATION

By:	/s/ BETH SPRECHER BROOKS
Name:	Beth Sprecher Brooks
Title:	Secretary, Senior Vice President and General Counsel